Designated Filer:	Ray Lindenbaum
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	June 19, 2015

Joint Filer Information

Joint Filers:

1. Name:	Ray Lindenbaum
Address: c/o MGS Partners, LLC
One University Plaza, Suite 407
Hackensack, NJ 07601

2. Name:	Marcel Lindenbaum
Address: c/o MGS Partners, LLC
One University Plaza, Suite 407
Hackensack, NJ 07601

3. Name:	Victoria and Ben Feder’s 1996 Children’s Trust
Address: c/o MGS Partners, LLC
One University Plaza, Suite 407
Hackensack, NJ 07601